Exhibit 10.54

AMENDMENT NUMBER 1

CORSAIR COMPONENTS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

Pursuant to and in accordance with the provisions of Section 19 of the Corsair Components, Inc. Employee Stock Ownership Plan, Corsair Memory, Inc. does hereby amend said Plan as follows:

Section 2:          The definition of “Company” is deleted and replaced with “Corsair Memory, Inc., a Delaware corporation.”

Section 2:          Under the definition of “Employer” the wording “Corsair Components, Inc., a Delaware corporation” is deleted and replaced with “Corsair Memory, Inc., a Delaware corporation.”

Section 22:        All references to “CORSAIR COMPONENTS, INC.” should be replaced with “CORSAIR MEMORY, INC.”

This Amendment to said Plan shall be effective as of January 1, 2011.

CORSAIR MEMORY, INC.

Date May , 2012	By

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